EXHIBIT 99.1

Investor Contact: Steve Belgrad, 303-394-7706	January 22, 2003

Media Contact:
Blair Johnson, 720-210-1439

JANUS EXECUTIVES TO SPEAK AT INVESTOR CONFERENCE

DENVER — Three top executives of Janus Capital Group Inc. (NYSE: JNS) — Chief Operating Officer Girard Miller, Chief Financial Officer Loren Starr and Vice President Finance & Strategy Steve Belgrad — are scheduled to speak at the Citigroup Smith Barney Financial Services Investor Conference in New York on Tuesday, January 27 at 4:30 p.m. EST.

Presentation materials will be available on the Janus Capital Group Investor Relations site at http://ir.janus.com beginning at 4:00 p.m. EST on January 27. The audio from their presentations will be broadcast live on the conference Web site address:

http://www.veracast.com/webcasts/sbcitigroup/financial-services-2004/76110481.cf m

Any questions concerning the presentation should be directed to Janus’ Corporate Communications department at 800-628-1577.

About Janus Capital Group Inc.

Based in Denver, Colorado, Janus Capital Group Inc. is a leading asset manager offering individual investors and institutional clients complementary asset management disciplines through the firm’s global distribution network. Outside the U.S., the company has offices in London, Hong Kong, Tokyo, and Milan.

Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH), Bay Isle Financial LLC and JCG Partners. Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC and approximately 9% of DST Systems, Inc.

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For a prospectus containing more information, including charges, risks and expenses, please call Janus at 800-525-3713 or download the file from janus.com. Read it carefully before you invest or send money.

Funds distributed by Janus Distributors LLC

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